Exhibit 5.1

mPhase Technologies, Inc.
587 Connecticut Avenue
Norwalk, Ct. 06854

November 10, 2011

mPhase Technologies, Inc.
587 Connecticut Avenue
Norwalk, Connecticut 06854-1711

Re: mPhase Technologies, Inc. Registration Statement No. 333-177248 on
Form S-1
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Ladies and Gentlemen:

On the date hereof, mPhase Technologies, Inc., a New Jersey corporation (the "Company"), intends to transmit to the Securities and Exchange Commission(the "Commission") a Registration Statement on Form S-1 (the "Registration Statement"), relating to 189,076,471 shares of the Company's common stock,$.01 par value per share (the "Common Stock"), consisting of 189,076,471 shares of Common Stock issuable upon conversion of a Convertible Note (the "Convertible Note Shares,") and the exercise of the Warrant (the “Warrant Shares that together with the Convertible Note Shares are hereinafter collectively referred to as the “Shares”). This opinion is an exhibit to the Registration Statement.

I am the general counsel to the Company with respect to certain corporate and securities matters, and in such capacity I am familiar with the various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement.

In connection with this opinion, I have examined and am familiar with originals or copies, certified, or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation and Bylaws of the Company, the records of corporate proceedings of the Company and such other statutes, certificates, instruments and such other documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to me as originals, the conformity with originals of all documents submitted to me as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, I have relied upon statements or representations of officers and other representatives of the Company, public officials or others and have not independently verified the matters stated therein. Insofar as this opinion relates to securities to be issued in the future, I have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

Based upon the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to me, I am of the opinion that the Convertible Shares have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, when issued in accordance with the terms of conversion of the Convertible Notes are legally and validly issued, fully paid and non-assessable shares of Common Stock.

I call your attention to the fact that I am not licensed to practice law in any jurisdiction other than the States of New York and Connecticut. To the extent the laws of New Jersey are or may be applicable in rendering the foregoing opinion, my opinion is based solely upon our assumption that the laws of the State of New York and the Business Corporation law of the State of New Jersey. Accordingly, except as provided in the preceding sentence, I express no opinion with respect to the laws of any jurisdiction other than the States of New York and Connecticut and the federal laws of the United States typically applicable to transactions of the type contemplated by the Registration Statement. Without limiting the generality of the foregoing, I also express no opinion concerning compliance with the laws or regulations of any other jurisdiction or jurisdictions. I assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof. I express no opinion as to the application of securities or "Blue Sky" laws of any state, including the State of New Jersey, the State of Connecticut and the State of New York, to the offer and/or sale of the Shares.

The opinion expressed in this letter is solely for the use of the Company and Investors purchasing shares in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without my prior written approval. The opinion expressed in this letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

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MARTIN SMILEY
GENERAL COUNSEL